EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Manatron, Inc. Executive Stock Plan of 2000 of our report dated June 25, 2004, with respect to the consolidated financial statements and schedules of Manatron, Inc. and subsidiary included in its Annual Report (Form 10-K) for the year ended April 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
March 16, 2005